Exhibit 2.45

GENERAL SUBORDINATION AND ASSIGNMENT
(CONTINUING AND UNCONDITIONAL)

To induce BANK OF AMERICA, N.A. (“Bank”) to extend or to continue to extend credit from time to time to DAL GROUP, LLC, a Delaware limited liability company (“Borrower”), DJS PROCESSING, LLC, a Delaware limited liability company, PROFESSIONAL TITLE AND ABSTRACT COMPANY OF FLORIDA, LLC, a Delaware limited liability company, and DEFAULT SERVICING, LLC, a Delaware limited liability company (jointly and severally, the “Guarantors”); CHARDAN CAPITAL MARKETS, LLC, KERRY PROPPER, and CHARDAN CAPITAL LLC (jointly and severally, the “Senior Lenders”); and the LAW OFFICES OF DAVID J. STERN, P.A., a Florida professional association (the “Law Firm”), STERN HOLDING COMPANY-PT, INC., f/k/a  PROFESSIONAL TITLE AND ABSTRACT COMPANY OF FLORIDA, INC., a Florida corporation, and STERN HOLDING COMPANY-DS, INC., f/k/a DEFAULT SERVICING, INC., a Florida corporation (jointly and severally, the “Junior Lenders”), the undersigned creditors of Borrower (hereinafter the Guarantors, the Senior Lenders and the Junior Lenders are individually and collectively referred to as “Creditor”), and the undersigned Borrower jointly and severally agree with Bank as follows:

1. Definitions.

(a) “Subordination Agreement” or this “Agreement” – “Subordination Agreement” or this “Agreement” means this General Subordination and Assignment.

(b) “Guarantor” – “Guarantor” means, jointly and severally:

(i) DJS Processing, LLC;
(ii) Professional Title and Abstract Company of Florida, LLC;
(iii) Default Servicing, LLC; and
(iv) any subsidiary of Borrower or any Guarantor created following the date hereof that provides a guaranty of the Indebtedness.

(c) “Indebtedness” - “Indebtedness” means all obligations of any kind owing by the Borrower to the Bank, whether now existing or hereafter incurred, direct or indirect, arising from loans, guaranties, overdrafts, endorsements or otherwise, whether principal or interest, whether related or unrelated to the purpose of the original extension of credit, whether of the same or a different class as the primary obligation, and whether the obligations are from time to time reduced and thereafter increased or entirely extinguished and new obligations thereafter incurred, including, without limitation, any sums advanced and any expenses or obligations incurred by the Bank pursuant to any agreement concerning, evidencing or securing obligations of the Borrower to the Bank and any other liabilities of the Borrower to the Bank, including, without limitation, attorneys’ fees and paralegals’ fees, including sales or service tax due and payable upon the attorneys’ fees and paralegals’ fees, whether incurred in collection efforts, trials or appeals, and all extensions, renewals and substitutions therefor.  In the event any part of the Indebtedness is paid by Borrower and because of any bankruptcy or other laws relating to creditor rights, Bank repays any amounts to the Borrower or to any trustee, receiver or otherwise, then the amount so repaid shall again become part of the Indebtedness.

(d) “Junior Claims” - “Junior Claims” means all obligations of any kind owing by the Borrower or any Guarantor to any Creditor, whether now existing or hereafter incurred, direct or indirect, arising from loans, guaranties, endorsements or otherwise and all extensions, renewals and substitutions therefor and any liabilities of the Borrower or any Guarantor to the Creditor arising from any source whatsoever.  Without limiting the generality of the foregoing, the Junior Claims shall include the following:  (i) the “Obligations” under the Senior Loan, Security and Pledge Agreement (“Senior Loan Agreement”) dated January 15, 2010 between Borrower, as borrower, and the Senior Lenders, as lender; (ii) the “Obligations” under the Loan, Security and Pledge Agreement (“Junior Loan Agreement”) dated January 15, 2010 between Borrower, as borrower, and Junior Lenders, as the Lender and secured parties; (iii) the $1,000,000.00 Senior Term Note from Borrower to Chardan Capital Markets, dated January 15, 2010; and (vi) the amounts due to Chardan Capital Markets, LLC under the $250,000.00 Term Note from Borrower dated January 15, 2010.

(e) “Loan Agreement” – “Loan Agreement means the Loan Agreement between Bank and Borrower dated as of the date hereof.

2. Subordination.  Except as expressly set forth herein, the Creditor hereby unconditionally and continuously subordinates (the “Subordination”) the payment of both the principal and the interest of the Junior Claims to the prior payment of the Indebtedness and Creditor warrants and represents that Creditor is the sole owner of the Junior Claims and has not transferred any interest therein or granted any party a lien upon or security interest therein.  In addition the Creditor hereby subordinates any security interest which the Creditor may have in any assets of the Borrower and each Guarantor to the lien priority of the Bank.  Creditor hereby subordinates, and makes inferior in priority, operation and effect, any security interest which Creditor now has or may in the future acquire to secure all or any part of the Junior Claims, to any security interest in the same assets which the Bank now has or may in the future acquire to secure all or any part of the Indebtedness.  Without limiting the generality of the foregoing, each Creditor who has a UCC Financing Statement against the Borrower or any Guarantor hereby authorizes the Bank (or its counsel) to file a UCC-3 filing statement amendment subordinating the financing statement of such Creditor to the interest of the Bank.

3. Notice.  Borrower and each Creditor, respectively, covenant and agree as follows:  (i) not to amend the existing Junior Claims without obtaining the prior written consent of the Bank; and (ii) to provide written notice to the Bank of any default under the Junior Claims simultaneously with providing written notice to the Borrower or any Guarantor (the “Default Notice”).

4. Assignment.  To effect the Subordination, the Creditor hereby assigns (the “Assignment”) to Bank all of Creditor’s interests in the Junior Claims, together with all instruments (collectively, the “Instruments”) evidencing, concerning or securing the Junior Claims, and Creditor and, as applicable, Borrower agrees:  (i) this space is intentionally left blank; (ii) upon request by Bank, to cause all instruments to be marked to evidence the Subordination; (iii) not to assign, grant a security interest in or otherwise dispose in any way any of Creditor’s interests in any Junior Claim, except to a party who has assumed the obligations of the assigning Creditor hereunder in form and substance reasonably acceptable to Bank; (iv) this space is intentionally left blank; (v) upon request by Bank, to furnish Bank with statements of accounts between Borrower and Creditor from time to time and to make all records of Borrower or Creditor relating thereto available to Bank; (vi) to execute and deliver to Bank, for recording or otherwise, such financing statements and other instruments requested by Bank to evidence or perfect this Subordination Agreement, and Bank is hereby granted an irrevocable power of attorney to execute on behalf of Creditor any such instruments; (vii) that Creditor waives notice of acceptance of this Agreement by Bank, notice of any future obligations of Borrower to Bank constituting Indebtedness and notice of any default by Borrower; and (viii) that Bank, following an “Event of Default” (as defined in the Loan Agreement), is hereby granted an irrevocable power of attorney in place of Creditor for the benefit of Bank to endorse any instruments and any payments on any Junior Claim in favor of Bank and, upon any Event of Default by Borrower in any of its obligations to Bank under any agreement evidencing, concerning or securing the Indebtedness or any part thereof, to take such collection action, including suits in the name of the Creditor or the Bank, as Bank deems appropriate with respect to the Junior Claims, retaining for the benefit of

Bank any amounts collected thereon in reduction of the Indebtedness.  In conjunction with the foregoing, the Creditors covenant and agree that, so long as the Indebtedness is outstanding, they shall not:  (i) institute or cause to be instituted any action(s) against the Borrower to collect the Junior Claims; and/or (ii) take any action to enforce, foreclose upon, exercise any security interest in or otherwise proceed to collect upon any of the “Collateral” (as defined in the Senior Loan Agreement and the Junior Loan Agreement).  Without limiting the generality of any of the foregoing, in no event shall any of the Creditors have the right to proceed upon any of the collateral securing the Indebtedness for so long as the Indebtedness remains outstanding and the Bank has any funding obligations thereunder.

Notwithstanding the foregoing provisions of this Section 4, the Creditor shall be permitted to institute an action to collect the Junior Claims and proceed against the collateral securing the Junior Claim upon the earlier of:  (a) one (1) business day following the Bank instituting an action to collect the Indebtedness or proceed against the collateral securing the Indebtedness; or (b) 180 days following the Bank’s receipt of the Default Notice; provided, however:  (i) any action commenced by a Creditor shall not prevent the Bank from also commencing or continuing any action against the same collateral; (ii) the Creditor shall not take any position which would interfere with and/or delay the Bank’s claim; and (iii) any judgment or other realization obtained by the Creditor shall at all times be subordinate and inferior to the lien maintained by the Bank on such collateral and any proceeds of such collection action shall be transferred to the Bank to be applied to the Indebtedness.  The Creditors shall be entitled to file a proof of claim in a bankruptcy proceeding by or against the Borrower or any Guarantor; provided, however, any such claim shall be subordinate and inferior to any interest of the Bank.

5. Nonpayment of Junior Claims to Creditor.  Following an Event of Default, or if the payment on the Junior Claim would cause an Event of Default, Borrower agrees that it will not make any payments on any Junior Claims to Creditor and Creditor agrees not to accept any payment on nor make any effort to collect (except on behalf of and with the consent of Bank) any payments on any Junior Claim.  In the event any payment is offered on any Junior Claim which would be in violation of this Agreement, Creditor will direct that it be paid to Bank and Creditor agrees that, should any payments on (whether by voluntary action or from a liquidation or bankruptcy distribution or otherwise) or security for any Junior Claim be received by Creditor, Creditor will receive and hold the same as trustee for Bank and will immediately deliver the same to Bank in the same form as received by Creditor with such endorsements as are necessary thereto in favor of Bank.

6. Exculpation.  Neither Bank nor any of its employees nor agents shall be accountable with respect to the validity or enforceability of any of the Junior Claims nor for taking any action with respect to any collateral for the Junior Claims nor for taking any collection action with respect to the Junior Claims.  The Creditor understands that it is Creditor’s responsibility to continue to protect the value of the Junior Claims and all collateral therefor in accordance with the terms thereof notwithstanding the Assignment.

7. No Modification. Each Creditor covenants and agrees not to amend or modify any of the Junior Claims, nor accept any additional collateral from the Borrower and/or any Guaranty for so long as the Indebtedness remains outstanding or the Bank as any funding obligation thereunder.

8. Waiver.  No delay or omission by Bank in exercising any of its rights hereunder or failure to exercise those rights shall operate as a waiver of that or any other of Bank’s rights hereunder.

9. Successors and Assigns.  This Agreement shall inure to the benefit of the Bank, its successors and assigns, and shall be binding upon both Borrower and Creditor and their respective heirs, legal representatives, successors and assigns.  This Agreement shall not benefit any other creditors of Borrower.

10. Term of Agreement.  This Agreement is a continuing agreement and remains in full force and effect until the Indebtedness is paid in full and the Bank has no further funding obligation thereunder.  Should obligations constituting Indebtedness arise after any full repayment or termination of this Agreement, this Agreement shall immediately, in all respects, become effective with respect to any such new Indebtedness, without the necessity of any further acts of writing between or by Borrower, Creditor or Bank.  Upon termination for any cause, this Agreement shall continue in full force and effect as to all Junior Claims and Indebtedness outstanding as of the date of such termination.  The obligations and agreements of Borrower and Creditor hereunder remain in full force and effect, irrespective of the genuineness, validity, regularity or enforceability of any instrument evidencing, relating to or securing the Indebtedness, and Creditor hereby consents that, from time to time, Bank may, without notice to Creditor, and without affecting any liability of Creditor hereunder (i) exchange, release, sell (by foreclosure or otherwise), apply or otherwise deal with any collateral for repayment of the Indebtedness at the election of Bank; (ii) extend, renew or accelerate the Indebtedness in whole or in part; or (iii) waive or fail to enforce any of its rights under any instruments evidencing, relating to or securing the Indebtedness.

11. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and venue shall be Broward County, Florida.

12. Effectiveness Without Borrower’s Signature.  If this Agreement is signed only by Creditor and not by Borrower, this Agreement shall nevertheless be fully effective as against Creditor in accordance with the terms hereof even though Borrower is not a party hereto.  This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.  The failure of any Creditor to execute this Agreement shall not affect the enforceability of this Agreement as to the remaining Creditors.  This Agreement may be signed electronically.

13. THIS PARAGRAPH, INCLUDING THE SUBPARAGRAPHS BELOW, IS REFERRED TO AS THE “DISPUTE RESOLUTION PROVISION.”  THIS DISPUTE RESOLUTION PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

(a) THIS DISPUTE RESOLUTION PROVISION CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (I) THIS AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS); OR (II) ANY DOCUMENT RELATED TO THIS AGREEMENT (COLLECTIVELY A "CLAIM").  FOR THE PURPOSES OF THIS DISPUTE RESOLUTION PROVISION ONLY, THE TERM “PARTIES” SHALL INCLUDE ANY PARENT CORPORATION, SUBSIDIARY OR AFFILIATE OF THE BANK INVOLVED IN THE SERVICING, MANAGEMENT OR ADMINISTRATION OF ANY OBLIGATION DESCRIBED OR EVIDENCED BY THIS AGREEMENT.

(b) AT THE REQUEST OF ANY PARTY TO THIS AGREEMENT, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE "ACT").  THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE.

(c) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE THEN-CURRENT RULES AND PROCEDURES FOR THE ARBITRATION OF FINANCIAL SERVICES DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THEREOF ("AAA"), AND THE TERMS OF THIS DISPUTE RESOLUTION PROVISION.  IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS DISPUTE RESOLUTION PROVISION SHALL CONTROL.  IF AAA IS UNWILLING OR UNABLE TO (I) SERVE AS THE PROVIDER OF ARBITRATION OR (II) ENFORCE ANY PROVISION OF THIS ARBITRATION CLAUSE, THE BANK MAY DESIGNATE ANOTHER ARBITRATION ORGANIZATION WITH SIMILAR PROCEDURES TO SERVE AS THE PROVIDER OF ARBITRATION.

(d) THE ARBITRATION SHALL BE ADMINISTERED BY AAA AND CONDUCTED, UNLESS OTHERWISE REQUIRED BY LAW, IN ANY U.S. STATE WHERE REAL OR TANGIBLE PERSONAL PROPERTY COLLATERAL FOR THIS CREDIT IS LOCATED OR IF THERE IS NO SUCH COLLATERAL, IN THE STATE SPECIFIED IN THE GOVERNING LAW SECTION OF THIS AGREEMENT.  ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED FIVE MILLION DOLLARS ($5,000,000), UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS.  ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN NINETY (90) DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN THIRTY (30) DAYS OF THE CLOSE OF THE HEARING.  HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS.  THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD.  THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND HAVE JUDGMENT ENTERED AND ENFORCED.

(e) THE ARBITRATOR(S) WILL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM AND MAY DISMISS THE ARBITRATION ON THE BASIS THAT THE CLAIM IS BARRED. FOR PURPOSES OF THE APPLICATION OF ANY STATUTES OF LIMITATION, THE SERVICE ON AAA UNDER APPLICABLE AAA RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT.  ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S), EXCEPT AS SET FORTH AT SUBPARAGRAPH (H) OF THIS DISPUTE RESOLUTION PROVISION.  THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT.

(f) THIS PARAGRAPH DOES NOT LIMIT THE RIGHT OF ANY PARTY TO: (I) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (II) INITIATE JUDICIAL OR NON-JUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (III) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (IV) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

(g) THE FILING OF A COURT ACTION IS NOT INTENDED TO CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE SUING PARTY, THEREAFTER TO REQUIRE SUBMITTAL OF THE CLAIM TO ARBITRATION.

(h) ANY ARBITRATION OR TRIAL BY A JUDGE OF ANY CLAIM WILL TAKE PLACE ON AN INDIVIDUAL BASIS WITHOUT RESORT TO ANY FORM OF CLASS OR REPRESENTATIVE ACTION (THE “CLASS ACTION WAIVER”).  REGARDLESS OF ANYTHING ELSE IN THIS DISPUTE RESOLUTION PROVISION, THE VALIDITY AND EFFECT OF THE CLASS ACTION WAIVER MAY BE DETERMINED ONLY BY A COURT AND NOT BY AN ARBITRATOR.  THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT THE CLASS ACTION WAIVER IS MATERIAL AND ESSENTIAL TO THE ARBITRATION OF ANY DISPUTES BETWEEN THE PARTIES AND IS NONSEVERABLE FROM THE AGREEMENT TO ARBITRATE CLAIMS. IF THE CLASS ACTION WAIVER IS LIMITED, VOIDED OR FOUND UNENFORCEABLE, THEN THE PARTIES’ AGREEMENT TO ARBITRATE SHALL BE NULL AND VOID WITH RESPECT TO SUCH PROCEEDING, SUBJECT TO THE RIGHT TO APPEAL THE LIMITATION OR INVALIDATION OF THE CLASS ACTION WAIVER.  THE PARTIES ACKNOWLEDGE AND AGREE THAT UNDER NO CIRCUMSTANCES WILL A CLASS ACTION BE ARBITRATED.

(i) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM.  FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM.  THIS WAIVER OF JURY TRIAL SHALL REMAIN IN EFFECT EVEN IF THE CLASS ACTION WAIVER IS LIMITED, VOIDED OR FOUND UNENFORCEABLE.  WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

14. No Increase in Indebtedness.  The Bank agrees not to increase the principal amount of the Indebtedness in excess of $15,000,000.00 outstanding at any given time, without obtaining the written consent of the Junior Lenders.

15. Rights of Subrogation.  All payments and distributions received by the Bank in respect of the Junior Claims, to the extent received in or converted into cash, shall, solely as between the Creditors and the Bank, be applied by the Bank toward the payment of any unpaid Indebtedness, in such order of application as the Bank may from time to time select, but, as between the Borrower and the Guarantors and their Creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Indebtedness until actually received by the Bank. Notwithstanding any such payments or distributions received by the Bank in respect of the Indebtedness and so applied by the Bank toward the payment of Indebtedness, the Creditors shall be subrogated to the then existing rights of the Bank, if any, in respect of the Indebtedness but may exercise such rights of subrogation only at such time as the Bank shall have received payment in full of the Indebtedness.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the undersigned have executed this Agreement this _____ day of _____________________, 2010.

BORROWER:

DAL GROUP, LLC, a Delaware limited liability company

By:	/s/
Print Name:
Title:

CREDITOR:

Guarantors:

DJS PROCESSING, LLC, a Delaware limited liability company

By:	/s/
Print Name:
Title:

STERN HOLDING COMPANY-PT, INC., f/k/a PROFESSIONAL TITLE AND ABSTRACT COMPANY OF FLORIDA, LLC, a Delaware limited liability company

By:	/s/
Print Name:
Title:

STERN HOLDING COMPANY-DS, INC., f/k/a DEFAULT SERVICING, LLC, a Delaware limited liability company

By:	/s/
Print Name:
Title:

Senior Lenders:

CHARDAN CAPITAL MARKETS, LLC

By:	/s/
Print Name:
Title:

KERRY PROPPER

CHARDAN CAPITAL, LLC

By:	/s/
Print Name:
Title:

Junior Lenders:

LAW OFFICES OF DAVID J. STERN, P.A., a Florida professional association,

By:	/s/
David J. Stern, President

STERN HOLDING COMPANY-PT, INC., f/k/a PROFESSIONAL TITLE AND ABSTRACT COMPANY OF FLORIDA, INC., a Florida corporation

By:	/s/
David J. Stern, President

STERN HOLDING COMPANY-DS, INC., f/k/a/ DEFAULT SERVICING, INC., a Florida corporation

By:	/s/
David J. Stern, President

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